Exhibit 99.1

PRELIMINARY DRAFT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF REPLAY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [Edmond Safra] and [Gregorio Werthein] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “general meeting”) of shareholders of Replay Acquisition Corp. (“Replay”) to be held on , 2021 at 10:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL.

The proxy statement is available at http://[•]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

REPLAY ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.				Please mark vote as indicated in this ☒ example

(1)	The Cayman Proposals:

	(a)	The Domestication: A proposal to be approved as a special resolution to change Replay’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a limited liability company formed under the laws of the State of Delaware;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b)	The Replay Limited Liability Company Agreement (the “Replay LLCA”): A proposal to be approved as a special resolution to approve and adopt the Replay LLCA to govern Replay upon its Domestication;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(c)	The Business Combination: A proposal to approve the transactions contemplated by the Transaction Agreement, dated October 12, 2020 (the “Transaction Agreement”), by and among Replay, Finance of America Equity Capital LLC (“FoA”), Finance of America Companies Inc. (“New Pubco”), RPLY Merger Sub LLC (“Replay Merger Sub”), RPLY BLKR Merger Sub LLC (“Blocker Merger Sub”), Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P. (“Blocker”), Blackstone Tactical Opportunities Associates – NQ L.L.C. (“Blocker GP”), BTO Urban Holdings L.L.C.(“BTO Urban”), Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P. (“ESC”), Libman Family Holdings LLC (“Family Holdings”), The Mortgage Opportunity Group LLC (“TMO”), L and TF, LLC (“L&TF”), UFG Management Holdings LLC (“Management Holdings”), Joe Cayre (each of BTO Urban, ESC, Family Holdings, TMO, L&TF, Management Holdings and Joe Cayre, a “Seller” and, collectively, the “Sellers” or the “Continuing Unitholders”) and BTO Urban and Family Holdings, solely in their joint capacity as the representative of the Sellers pursuant to Section 12.18 of	FOR ☐	AGAINST ☐	ABSTAIN ☐

the Transaction Agreement (the “Seller Representative”), whereby Replay will combine with FoA in a series of transactions that will result in New Pubco becoming a publicly-traded company on the New York Stock Exchange (“NYSE”) and controlling FoA in an “UP-C” structure.

(2)	The Stock Issuance Proposals: Separate proposals to approve, for purposes of complying with the applicable listing standards of NYSE, the following issuances of ordinary shares of Replay (“Ordinary Shares”), shares of Class A Common Stock of New Pubco, (“Class A Common Stock”) and shares of Class B Common Stock of New Pubco (“Class B Common Stock”) in connection with the Transaction Agreement, the subscription agreements entered into by Replay and various investors, pursuant to which such investors agreed to purchase Ordinary Shares (the “Replay PIPE Agreements”), and the subscription agreements entered into by New Pubco with Brian L. Libman and certain entities controlled by him (the “BL Investors”) and with certain funds affiliated with the Blackstone Group Inc. (the “Blackstone Investors” and, together with the BL Investors, the “Principal Stockholders”), pursuant to which the Principal Stockholders agreed to purchase shares of Class A Common Stock (the “New Pubco PIPE Agreements” and, together with the Replay PIPE Agreements, the “PIPE Agreements”):

	(a)	Each issuance of Ordinary Shares pursuant to each Replay PIPE Agreement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b)	Each issuance of shares of Class A Common Stock pursuant to each New Pubco PIPE Agreement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(c)	Each issuance of shares of Class A Common Stock pursuant to the Transaction Agreement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(d)	Each issuance of shares of Class B Common Stock pursuant to the Transaction Agreement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(e)	Each issuance of Ordinary Shares pursuant to each Replay PIPE Agreement entered into with an affiliate of Replay Sponsor, LLC (the “Sponsor”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(f)	Each issuance of shares of Class A Common Stock to the Sellers, Blocker and Blocker GP pursuant to the Transaction Agreement; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(g)	Each issuance of Class B Common Stock to the Sellers pursuant to the Transaction Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Organizational Documents Proposal: Separate proposals to approve the following material differences between the proposed Amended and Restated Certificate of Incorporation of New Pubco (the “Proposed Charter” and, together with the proposed Amended and Restated Bylaws of New Pubco (the “Proposed Bylaws”), the “Proposed Organizational Documents”) and Replay’s current Amended and Restated Memorandum and Articles of Association (the “Existing Organizational Documents”):

	(a)	Organizational Documents Proposal A: To approve the provision in the Proposed Charter changing the authorized share capital from $20,200 divided into 200,000,000 Ordinary Shares of a par value of $0.0001 each and 2,000,000 preferred shares of a par value of $0.0001 each, to authorized capital stock of 6,601,000,000 shares, consisting of 6,000,000,000 shares of	FOR ☐	AGAINST ☐	ABSTAIN ☐

Class A Common Stock, $0.0001 par value per share, 1,000,000 shares of Class B Common Stock, $0.0001 par value per share, and 600,000,000 shares of undesignated preferred stock, $0.0001 par value per share;

	(b) Organizational Documents Proposal B: To approve the provisions in the Proposed Charter, pursuant to which only the board of directors, the chairman of the board of directors or the chief executive officer, by or at their direction, may call a special meeting of the stockholders generally entitled to vote, or the board of directors or the chairman of the board of directors must, by or at their direction, call such a special meeting at the request of the Principal Stockholders except during any time when the Principal Stockholders beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of New Pubco entitled to vote in the election of directors (the “Voting Rights Threshold Period”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(c) Organizational Documents Proposal C: To approve all other changes in connection with the replacement of the Existing Organizational Documents of Replay with the Proposed Organizational Documents of New Pubco, including, among other things, (i) changing from a blank check company seeking a business combination within a certain period (as provided in the Existing Organizational Documents), to a corporation having perpetual existence (as provided in the Proposed Charter), (ii) changing from no provision in the Existing Organizational Documents providing where certain claims must be brought, to requiring certain claims to be brought in the Court of Chancery of the State of Delaware or the federal district courts of the United States (as provided in the Proposed Organizational Documents), and (iii) changing from no provision in the Existing Organizational Documents with respect to corporate opportunities, to renouncing an interest or expectancy in certain corporate opportunities involving non-employee members of New Pubco’s board of directors, the Principal Stockholders and their respective affiliates (as provided in the Proposed Charter).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Incentive Plan Proposal: A proposal to be approved by special resolution to approve the adoption of the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Extension Proposal: A proposal to approve an extension of the date by which Replay must consummate a Business Combination (as defined in the Existing Organizational Documents) to October 8, 2021 (or, if elected by FoA prior to the date the Registration Statement is declared effective under the Securities Act of 1933, such other date designated by FoA) to be effected by way of amendment and restatement of the Existing Organizational Documents.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Adjournment Proposal: A proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Cayman Proposals, the Stock Issuance Proposals, the Organizational Documents Proposals, the Incentive Plan Proposal and/or the Extension Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed shareholder(s). If no direction is made, this proxy will be voted FOR each of the Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.